CERTIFICATE OF INCORPORATION

     INCORPORATION

     SHATTERPRUFE INDUSTRIES INC.

     WAS INCORPORATED IN ALBERTA ON DECEMBER 4, 1997


CORPORATE ACCESS NUMBER

20765488


ARTICLES OF INCORPORTION

1 - Name of Corporation

         SHATTERPRUFE INDUSTRIES INC.


2. The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

SEE ATTACHED SCHEDULE "A"

3.  Restrictions on share transfers (if any):

NO SHARES OF THE CAPITAL OF THE CORPORATION SHALL BE TRANSFERRED WITHOUT THE SANCTION OF A MAJORITY OF THE DIRECTORS OF THE CORPORATION

4. Number, or minimum and maximum number, of directors that the corporation may have:

  ONE (1) MINIMUM, FIFTEEN (15) MAXIMUM

 5. If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

N/A

6.  Other rules or provisions (if any)-

SEE ATTACHED SCHEDULE "B"



7. Date signed by Incorporators:
 97/12/03
 year/ Month / Day

Incorporators

                          Address: (including postal code)
  Signature               11, 1915 32nd Avenue N.E.
  Michael C. Dunkley      Calgary, Alberta T2E 7C8
  Print Name:
  Michael C. Dunkley



                  SCHEDULE "A" TO THE ARTICLES OF INCORPORATION

                                       OF

                          SHATTERPRUFE INDUSTRIES INC.

The Corporation is authorized to issue 100 shares designated as class "A" common shares.

The rights, privileges, restrictions and conditions attaching to the class "A" common shares are as follows:

1.    To vote at any meeting of shareholders of the Corporation;

2.    To receive any dividend declared by the Corporation;

3.    To receive the remaining property of the Corporation on dissolution.

          The  foregoing   rights,   privileges,   restrictions  and  conditions
     attaching to the class "A" common shares are subject to the rights, privileges, restrictions and conditions attaching to any other class of shares now or hereafter created and expressed to rank in priority to the class "A" common shares.


                    SCHEDULE "B" TO ARTICLES OF INCORPORATION
                                       OF

                          SHATMRPRUFE INDUSTRIES INC.

1. The number of shareholders of the Corporation is limited to no more than 50 per4ons, exclusive of persons who are in its employment or persons who, having been formerly in the employment of the Corporation, have continued to be shareholders; two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3. The directors may, between annual general meetings, appoint one or more additional directors'bf the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held offlice at the expiration of tile last annual meeting of the Corporation.

4. The Corporation shall hay e a lien oil the shares registered in tile nalne or tile shareholder or his legal representative for a debt of that shareholder to the Corporation.

General By-Law

TABLE OF CONTENTS

Page

Interpretation

Borrowing, Banking and Securities

Execution of Instruments.

Directors

Meeting of Directors.

Protection of Directors, Officers and Others Officers

Shareholders' Meetings

Shares

Transfer of Securities

Dividends and Rights

Information Available to Shareholders

Notices

Miscellaneous.


                                 General By Law

                                  BY LAW NO. I

          A by law relating generally to the conduct of the affairs of

                          SHATTERPRUFF, INDUSTRIES INC.

              BE IT ENACTED AND IT IS HEREBY ENACTED as a by law of

                          SHATTERPRUEE INDUSTRIES INC.

               (hereinafter called the "Corporation") as follows:

                                  DIVISION ONE

                                 INTERPRETATION

1.01 In this by-law and all other by-laws of the Corporation, unless thecontext otherwise specifies or requires:

          (a) Act means the Business Corporations Act of Alberta, as from time to time amended and every statute that may be substituted therefor and, in the case of each substitution, any references in the by-laws of the Corporation to the provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

          (b) "Appoint" includes "elect" and vice versa;

          (c) "Articles" means the Articles of Incorporation or the Articles of Continuance of the Corporation, as the case may be, as from time to time amended, supplemented or restated;

d) "Board" means the board of directors of the Corporation;

          (e) "By-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

          (f) "Meeting of Shareholders" includes an annual or other general meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders;

(g) "Regulations" means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

          (h) "Resident Albertan" means an individual who is ordinarily resident in Alberta or, if not ordinarily resident of Alberta, is a member of a class of persons prescribed by Regulations and, in any case:

          (i) is a Canadian citizen, or

          (ii) has been lawfully admitted to Canada for permanent residence;

          (i) "Signing Officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the corporation by virtue of
     Section 3.01 of this by-law or by a resolution passed pursuant thereto.

          Save as aforesaid, all terms which are contained in the by-laws of the Corporation and which are defined in the Act or Regulations shall have the meanings given to such terms in the Act or Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word "person" shall include an individual, partnership, association, body corporate, corporation, company, syndicate, trustee, executor, administrator, legal representative, and any number or aggregate of persons.


                                  DIVISION TWO

                        BORROWING, BANKING AND SECURITIES

         2.01 Borrowing Power: Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may from time to tinic oil behalf of the Corporation, without authorization of the shareholders:

          (a) borrow money upon the credit of the Corporation;

          (b) issue, reissue, sell or pledge bonds, debentures, note or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

          (c) to the extent  permitted by the Act, give a guarantee on behalf of
     the   Corporation   to  secure   performance   of  any  present  or  future
     indebtedness, liability or obligation of any person; and

          (d) mortgage, hypothecate, pledge or otherwise create ~ security interest in all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation including book debts, rights, powers, franchises and under is takings, to secure any such bonds, debentures, note or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

          Nothing in this section limits or restricts the borrowing of money by the Corporation on bills is of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the is is Corporation.

          2.02 Delegation: The board may from tirne to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board 3 all or any of the powers conferred on the board by the preceding section of this by-law or by the Act to such extent and in such manner as the board may determine at the time of such delegation.

          2.03 Banking Arrangements: The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

                                 DIVISION THREE

                            EXECUTION OF INSTRUMENTS

          3.01 Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by such officer or officers or person or persons, whether or not officers of the Corporation and in such manner as the board of directors may from time to time designate by resolution, in addition, the board or the said person or persons may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. All documents so signed shall be binding upon the Corporation without further authorization or formality.

          3.02 Cheques, Drafts and Notes: All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as tile board of directors may from time to time dcsignatc by resolution.


                                  DIVISION FOUR

                                    DIRECTORS

          4.01 Number: The board of directors shall consist of the number fixed by the articles.

          4.02 Election and Term: Tile election of directors shall take place at each annual meeting of shareholders and all the directors then in office, unless elected for a longer period of time, shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except that if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles provide for cumulative voting each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and every shareholder entitled to vote at an election of directors has the right to cast votes for the directors to be elected equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in such manner as he sees fit. If lie has voted for more than one candidate without specifying the distribution among such candidates he shall be deemed to have divided his votes equally among the candidates for whom he voted.

          4.03 Removal of Directors: Subject to the Act, the shareholders may by ordinary resolution passed at a meeting specially called for such purpose remove any dirktor from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such rcilloval may be filled at tile same meeting, failing which it may be filled by the board. Provided, however, that if the articles provide for cumulative voting no director shall be removed pursuant to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

          4.04 Qualification: No person shall be qualified for election as a director if he is less than Eighteen (18) years of age; if he is of unsound mind and has been so found by a Court in Canada or elsewhere; if he is not all individual; or if lie has the status of a bankrupt. A director need not be a shareholder.

          4.05 Consent: No election or appointment of a person as director shall be effective unless: (a) lie is present at the meeting when he was elected or appointed and did not refuse to act as director; or (b) he consents in writing to act as a director before his election or appointment or within ten (10) days thereafter; or (c) he acts as a director pursuant to the election or appointment.

          4.06 Vacation of Office: A director ceases to hold office when he dies; when he is removed from office by the shareholders or by creditors or employees who elected him, as the case may be; when lie ceases to be qualified for election as a director; or when his. written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

          4.07 Committee of Directors: The directors may appoint from among their number one or more committees of directors, however designated, and subject to the Act may delegate to any such committee any of the powers of the directors. At least half of the members of any such committee shall be resident Albertans.

          4.08 Remuneration and Expenses: The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof or in performance of their duties as directors. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.


          4.09 Casual Vacancies and Additional Directors: Tile directors shall have power froin thile to time and at any time, to appoint any other person as a director, either to fill a casual vacancy or as an addition to the board, but so that the total number of directors shall not at any time exceed the maximuni number fixed by these presents or by a general meeting.

          4.10 Substitute Directors: A director being absent either temporarily or permanently from the Province of Alberta may appoint and authorize for a period not exceeding one (1) year from the date of such appointment, any person to attend and vote as fully and effectively as if such director were personally present at any meeting of the directors of the company, and to accept any such notice of such meeting. A person so appointed shall be known as and referred to as a "substitute director". For the purpose of computing a quorum of the board for any meeting a substitute director attending thereat shall be deemed to be a director. The appointment of a substitute director shall be executed by the director making the appointment. Such appointment may be revoked at any time upon notice to the company. All the foregoing shall, however, be subject to the consent of the other directors of the company or a majority thereof.

                                  DIVISION FIVE

                              MEETING OF DIRECTORS

          5.01 Place of Meeting: Meetings of the board of directors and of committees of directors (if any) may be held within or outside Alberta.

          5.02 Notice of Meeting: Notice of the time and place of each meeting of the board shall be given in the manner provided in Section 13.01 to each director not less than forty-eight (48) hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where tile Act requires such purpose or business to be specified, including any proposal to:
       (a) submit to the shareholders any question or matter requiring approval of the shareholders;
       (b) fill a vacancy among the directors or in the office of the auditor;
       (c) issue securities;
       (d) declare dividends;
       (e) purchase, redeem or otherwise acquire shares issued by the Corporation;
       (f) pay a commission for the sale of shares;
       (g) approve a management proxy circular;
       (h) approve a take-over bid circular or director's circular; (i) approve any annual financial statements; or Provided, however, that a director may in any manner waive notice of a meeting and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

          For the first meeting of the board of directors to be held immediately following an election of directors, or for a meeting of the board of directors at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

          5.03 Adjourned Meeting: Notice of an adjourned meeting of the board is not required if a quorum was present at the original meeting and if the time and place of tile adjourned meeting is announced at the original meeting. Where a meeting is adjourned because a quorum is not present, notice of the time and place of the adjourned meeting shall be given, and the adjourned meeting may proceed with business even though a quorum is not present.

          5.04 Regular Meetings: The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

          5.05 Chairman: The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

          5.06 Quorum: Subject to the following section, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

          5.07 Half Albertan Representation at Meetings: The board shall not transact business at a meeting, other than filling a vacancy in the Board, unless at least half of the directors present are resident Albertans, except where: (a) a resident Albertan director who is unable to be present approves in writing or by telephone or other telecommunication facilities the business transacted at the meeting; and (b) at least half of the members present would have been resident Albertans had that director been present at the meeting.

          5.08 Voting: Questions arising at any meeting of the board of directors shall be decided by a majority of votes. In case of an equality of votes the chairman of the meeting, in addition to his original vote, shall have a second or casting vote.

          5.09 Meeting by Telephone: If all the directors of the Corporation consent, a director may participate in a meeting of the board or a committee of the board by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before, during or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

          5.10 Resolution in Lieu or Meeting: Notwithstanding any of the foregoing provisions of this bylaw, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors, if any, is as valid as if it had been passed at a meeting of the directors or the committee of directors, if any.

                                  DIVISION SIX

                 PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

          6.01 Conflict of Interest: A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has % a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, and it is fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction and abscnts himself from tile director's meeting at which the contract is authorized or approved by the directors, except attendance for the purpose of being counted in the quorum.

          6.02 Limitation of Liability: Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonable and prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity, or for any loss, damage, or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with tile Act and the regulations thereunder or from liability for any breach thereof. The directors for the tirne being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

          6.03 Indemnity: Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, from and against, (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or, commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Corporation, except where such liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation. The Corporation shall also indeninify such persons in such other circumstances as tile Act permits or requires. Nothing in this Section shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this Section.

          6.04 Insurance: Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

                                 DIVISION SEVEN

                                    OFFICERS

          7.01 Election or Appointment: The board from time to time shall elect or appoint a president and a secretary, and may elect or appoint one or more vice-presidents (to which title may be added words indicating seniority or function), a general manager, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so elected or appointed. The board from time to time may also elect or appoint a chairman of the board, who must be a director, but otherwise the officers of the Corporation need not be directors of the Corporation. Two or more offices may be held by the same person.

          7.02 Chairman of the Board: The chairman of the board shall, when present, preside at all meetings of the board of directors, committees of directors and, in the absence of the president, at all meetings of shareholders. In addition the board may assign to him any of the powers and duties that may by the provisions of this by-law be assigned to the managing director or to the president; and he shall have such other powers and duties as the board may specify.

          7.03 Managing Director: The Managing Director, if any, shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the provisions of the Act and, in particular, the board may delegate to him such of the powers and duties as may be assigned by this by-law to a general manager or manager.

          7.04 President: The president shall be the chief executive officer of the Corporation and, subject to the authority of the board and the managing director, if any, shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of a committee of directors.

          7.05   Vice-President:   During  the  absence  or  disability  of  the
     president, his duties shall be performed and his powers exercised by the vice-president or, if there are more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or of a committee of directors. A vice-president shall have such other powers and duties as the board or the president may prescribe.

          7.06 Secretary: The secretary shall attend and be the secretary of all meetings of tile board shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; lie shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and member of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board of the chief executive officer may specify.

          7.07 Treasurer: The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursements of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as the board of the chief executive officer may specify.

          7.08 General Manager or Manager: If elected or appointed, the general manager shall have, subject to the authority-of the board, the manager director, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Corporation or may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board of directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board of directors.

          7.09 Powers and Duties of Other Officers: The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board, the managing director, or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

          7.10 Variation of Powers and Duties: The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

          7.11 Vacancies: If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the president or the secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

          7.12 Remuneration and Removal: The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

          7.13 Agents and Attorneys: The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delcgate) of management, administration or otherwise as may be thought fit.

                                 DIVISION EIGHT

                             SHAREHOLDERS' MEETINGS

          8.01 Annual Meetings: The annual meeting of shareholders shall be held at such time and on such day in each year as the board, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor if required by the Act or the articles, and for the transaction of such other business as may propcrly be brought before the meeting. Notwithstanding the foregoing an annual meeting shall be held not later than eighteen (18) months after the date of the Corporation's incorporation and subsequently not later than fifteen (15) months after the last preceding annual meeting, unless otherwise ordered by the Court.

          8.02 Special Meetings: The board, the chairman of the board, the managing director or the president shall have the power to call a special meeting of shareholders at any time and shall call such a meeting as soon as may be done, when requested to do so by a shareholder or shareholders holding at least five (5%) per cent of the shares carrying the right to vote at the meeting sought to be held. Such special meeting shall be called and held for the purposes stated in such requisition

          8.03 Place of Meetings: Meetings of shareholders shall be held at any place within Alberta as the directors may by resolution determine or, if all the shareholders entitled to vote at the meeting so agree, outside Alberta.

          8.04 Record Date for Notice: The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty
     (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

          8.05 Notice: A printed, written or typewritten notice stating the day, hour and place of each meeting of shareholders shall be given in the manner provided in Section 13.01 not less than twenty-one (21) nor more than fifty
     (50) days before the date of the meeting to each director, to the auditor, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholders to form a reasoned judgement thereon and shall state the text of any special resolution to be submitted to the meeting.

          8.O6 Right to Vote: At any meeting of shareholders, every person shall be entitled to vote who, on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, or if no notice is sent, on the date of the meeting, is entered in tile securities register as the holder of one or more shares carrying the right to vote at such meeting except:
          (a) that where such person transfers his shares after the record date is set, or if no record date is set, after the close of business oil the date preceding the date notice of the meeting is sent to shareholders; and

          (b) the transferee, at least ten (10) days prior to the meeting, produces properly endorsed share certificates to the secretary or transfer agent of the Corporation or otherwise establishes his ownership of the share in which case the transferee may vote those shares. If notice is not sent, the transferee may establish his ownership to the shares in the manner aforesaid at any time prior to the holding of the meeting.

          8.07 Waiver of Notice: A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business oil the grounds that the meeting is not lawfully called.

          8.08 Chairman, Secretary and Scrutineers: The president or, in his absence, the chairman of the board, if such an officer has been elected or appointed and is present, otherwise a vice-president who is a shareholder of the Corporation shall be chairman of any meeting of shareholders. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

          8.09 Persons Entitled To Ile Present: Tile only persons entitled to be present at a meeting 0 shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under the provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

          8.10 Quorum: A quorum for the transaction of business at any meeting of shareholders shall be: (a) where the Corporation has only one (1) shareholder, or one (1) shareholder holds a majority of the shares entitled to vote at the meeting, that shareholder, in person or represented by proxy; (b) in all other cases two (2) shareholders personally present and owning or representing by proxy twenty-five (25%) per cent of the shares entitled to vote at the meeting; If a quorum is present at the opening of any meeting of shareholders, tile shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

          8.11 Participation in Meeting by Telephone: A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other telecommunication facilities that permit all persons participating in the meeting to hear each other if all the shareholders entitled to vote at the meeting consent and a person participating in such a meeting by those means is deemed to be present at the meeting.

          8.12 Proxyholders and Representatives: Votes at meetings of the shareholders may be given either personally or by proxy; or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at the meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the chairman.

          A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect to which it is given or any adjournment of that meeting. A person appointed by proxy need not be a sharcholder.
       Subject to the regulations, a proxy may be in the following form:
The undersigned shareholder of ______________________   hereby appoints
__________________ of ___________________________    , or failing him
__________________ as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the ________________________ meeting of the shareholders of the said Corporation to be held on the _____________ day of _______________, 199__

  DATED this _______________ day of ______________ 19__

SIGNATURE OF SHAREHOLDER

          8.13 Time for Deposit of Proxies: The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

          8.14 Joint Shareholders: If two or more persons hold a share jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote that share; but if two or more of those persons are present in person or represented and vote, they shall vote as one the share jointly held by them.
          8.15 Votes to Govern: At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of tile votes cast oil tile question. In case of an equality of votes either upon a show of hands or upon a ballot, tile chairman of the meeting shall be entitled to a second or casting vote.

          8.16 Show of Hands: Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one (1) vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

          8.17 Ballots: On any question proposed for consideration at a meeting of shareholders, a, shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on the question of adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such a manner as the chairman shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect to the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question.

          8.18 Adjournment: The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders at which a quorum is present is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for the original meeting. Notice of the time and place of an adjourned meeting shall be given when a quorum was not present at the original meeting. Such adjourned meeting may proceed with business even though a quorum is not present.

          8.19 Resolution in Lieu of a Meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

          8.20 Only One Shareholder: Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented consitutes a meeting of the Company or of that class of shareholders, as the case may be.

                                  DIVISION NINE

                                     SHARES

          9.01 Allotment and Issuance: The shares of the Corporation shall be under the control of the board and, subject to the Act and the articles, the board may from time to time allot or grant options to purchase the whole or part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

          9.02 Commissions: The board may from time to time cause the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

          9.03 Non-Recognition of Trusts: Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all tile righ(s and powers of an owner of the share.

          9.04 Certificates: Share certificates and the form of stock transfer ower on tile reverse side p thereof shall (subject to Section 45 of the Act) be in such form as the board of directors may by resolution approve and such certificates shall be signed manually by tile chairman of the board, or the president, or the vice-president, or the secretary, or by on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, if any. The corporate seal, if any, need not be impressed upon a share certificate issued by the Corporation.

          9.05 Replacement of Share Certificates: The board or any other officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss of title as the board may from time to time prescribe, whether generally or in any particular case.

          9.06 Joint Holders: If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

                                  DIVISION TEN

                             TRANSFER OF SECURITIES

          10.01 Registration of Transfer: Subject to the Act, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to tirne prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board and upon compliance with such restrictions on trasnfer as are authorized by the articles and upon satisfaction of any lien referred to in Section 10.05.

          10.02 Transfer Agents and Registrars: The board may from time to lime by resolution appoint or remove one or more transfer agents registered under the Trust Companies Act to maintain a central securities register or registers and one or more branch transfer agents to maintain branch securities register or registers. A transfer agent or branch transfer agent so appointed may be designated as such or may be designated as a registrar, according to his functions of both registrar and transfer or branch transfer agent. The board may provide for the registration of transfers of securities by and in the offices of such transfer agent, or branch transfer agents or registrars. In the event of any such appointment in respect of any of the shares of the Corporation, all share certificates issued by the Corporation in respect to those shares shall be countersigned by or on behalf of one of the said transfer agents, branch transfer agents or registrars, if any, as the case may be.

          10.03 Securities Registers: A central securities register of the Corporation shall be kept at the designated records office of the Corporation, if any, otherwise the registered office of the Corporation, or at an office or offices of a company or companies registered under tile Trust Companies Act as may from time to time be designated by resolution of the board of directors to act as the Corporation's transfer agent or agents. Branch securities register or registers may be kept either in or outside Alberta at such office or offices of the Corporation as the directors may determine, or at the office or offices of such other person or persons or companies as may from time to time be designated by resolution of the directors to- act as the Corporation's branch transfer agent or agents. A branch securities register shall contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a'security registered in a branch securities register shall also be kept in the corresponding central securities register.

          10.04 Deceased Shareholders: In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

          10.05 Lien for Indebtedness: If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation for any unpaid amount owing on a share issued by the Corporation on the date the Corporation was continued under the Act, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of' (lie shares thereby aft'ected or by any otlier action, suit, rcilledy Or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may rel'use to rcgistcr a transl*er of the whole or any parl of such shares.

                                 DIVISION ELEVEN

                              DIVIDENDS AND RIGHTS

          11.01 Dividends: Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

          11.02 Dividend Cheques: A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared, and mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's securities register or registers unless such holder oth6rwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to one of them at his recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

          11.03 Non-Receipt of Cheques: In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of nonreceipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

          11.04 Unclaimed Dividends: Any dividend unclaimed after a period of six (6) years from the date of which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                 DIVISION TWELVE

                      INFORMATION AVAILABLE TO SHAREHOLDERS

          12.02 Except as provided by the Act, no shareholder shall be entitled to obtain information respecting any details or conduct of theCorporation's business which would not, in the opinion of the board, be in the interests of the Corporation to communicate to the public.

          12.02 The board may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders.

                                DIVISION THIRTEEN

                                     NOTICES

          13.01 Method of Giving Notices: Any notice or other document required by the Act, the Regulations, the articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivc-.,-d personally or sent by prepaid mail or by telegram or cable or telex to any such shareholder at his latest address as shown in the records of the Corporation --.- its transfer agent and to any such director at his latest address as shown on the records of the Corporation or in the last notice filed under Section 101 or 108 of the Act, and to the auditor at his business address. A notice shall be deemed to be given when it is delivered personally to any such person or to his address as aforesaid; a notice mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable. The signature to any notice to be given by the Corporation may be lithographed, written, printed or otherwise mechanically reproduced.

          13.02 Notice of Joint Shareholders: If two or mor e persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

          13.03 Persons Entitled by Death or Operation of Law: Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

          13.04 Non-Receipt of Notices: If a notice or document is sent to a shareholder by prepaid mail in accordance with Section 13.01 and the notice or document is returned on three (3) consecutive occasions, it shall not be necessary to send any further notice or document to the shareholder until he informs the Corporation in writing of his new address; provided, always, that the return of a notice of a shareholder's meeting mailed to a shareholder in accordance with Section 13.01 of this by-law shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding the return of the notice.

          13.05 Omissions and Errors: The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

          13.06 Signature on Notices: Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

          13.07 Waiver of Notice: Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor, or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under the Act, the Regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before, during or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in -the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board, a committee of the board, which may be given in any manner.

                                           DIVISION FOURTEEN

                                             MISCELLANEOUS

          14.01 Directors to Require Surrender of Share Certificates: If the Corporation is continued under the Act, the board then in office, is hereby authorized to require the shareholders of the Corporation to surrender their share certificates, or such of their share certificates as the directors may determine, for the purpose of cancelling the share certificates and replacing them with new share certificates that comply with the Act, and in particular, by replacing existing share certificates with share certificates that are not negotiable securities under the Act. The board shall act by resolution under this section and shall in its discretion decide the manner in which it shall require the surrender of existing share certificates and the time within which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The board may take such proceedings as it deems necessary to compel any shareholder to comply with a requirement to surrender his share certificate or certificates pursuant to this section. Notwithstanding any other provision of this by-law, but subject to the Act, the board may refuse to register the transfer of shares represented by a share certificate that has not been surrendered pursuant to a requirement under this Section.

          14.02 Shareholders' Approval to Amend By-Law #1: When these by-laws have been approved by the shareholders, the board shall not, without prior approval of the shareholders entitled to vote at an annual meeting of the Corporation, given by ordinary resolution at any general meeting, amend or repeal any provision of this by-law.

          14.03 Interpretation: In case of any conflict between this by-law and a unanimous shareholders agreement, whether such unanimous shareholders agreement exists at the coming into force of these by-laws or not, such unanimous shareholders agreement shall prevail.
          14.04 Effective Date: This by-law shall come into force upon the issue of the Certificate of Continuance under the Act, or the date the Corporation is incorporated under the Act, as the case may be, or the date on which this by-law is enacted, whichever is later.

        ENACTED this  6     day of  Feb   1998

        (WITNESS the corporate seal of the Corporation.)


PRESIDENT

SECRETARY